Exhibit 99
Eaton Reports Record First Quarter 2025 Results, with Accelerating Organic Growth; Raises Full-Year Organic Growth Guidance

•First quarter earnings per share of $2.45, a first quarter record and up 20% over 2024, and record first quarter adjusted earnings per share of $2.72, up 13% over 2024

•Organic sales growth acceleration to 9%, above the high end of guidance, and strong year-over-year backlog growth of 6% in Electrical and 16% in Aerospace

•First quarter record segment margins of 23.9%, 80 basis points above the first quarter of 2024

•Total book-to-bill ratio of 1.1 for the combined Electrical Sector and Aerospace Segment on a rolling twelve-month basis

•For full year 2025, earnings per share expected to be between $10.29 and $10.69, up 10% at the midpoint over 2024, and adjusted earnings per share expected to be between $11.80 and $12.20, up 11% at the midpoint over 2024

DUBLIN — May 2, 2025 — Intelligent power management company Eaton Corporation plc (NYSE:ETN) today announced that first quarter 2025 earnings per share were $2.45, a first quarter record and up 20% over the first quarter of 2024. Excluding charges of $0.21 per share related to intangible amortization, $0.04 per share related to a multi-year restructuring program, and $0.02 per share related to acquisitions and divestitures, adjusted earnings per share of $2.72 were a first quarter record and up 13% over the first quarter of 2024.

Sales in the quarter were $6.4 billion, a quarterly record and up 7% from the first quarter of 2024. Organic sales were up 9%, which was partially offset by 2% from negative currency translation.

Segment margins were 23.9%, a first quarter record and an 80-basis point improvement over the first quarter of 2024.

Operating cash flow was $238 million and free cash flow was $91 million.

Paulo Ruiz, Eaton president and chief operating officer, said, “We’re pleased with our performance in the quarter, which reflects our team’s high standards and focus on delivering on our commitments. Demand in our end markets continues to drive strong organic growth. As we look ahead, we’re confident, even amid broader macroeconomic volatility, we're prepared to meet that demand with a proven strategy to invest in our businesses, drive operational excellence and continue our path of growth."

Guidance

For the full year 2025, the company anticipates:
•Organic growth of 7.5-9.5%
•Segment margins of 24.0-24.4%
•Earnings per share between $10.29 and $10.69, up 10% at the midpoint over the prior year
•Adjusted earnings per share between $11.80 and $12.20, up 11% at the midpoint over the prior year

For the second quarter of 2025, the company anticipates:
•Organic growth of 6-8%
•Segment margins of 23.5-23.9%

•Earnings per share between $2.35 and $2.45
•Adjusted earnings per share between $2.85 and $2.95

Business Segment Results

Sales for the Electrical Americas segment were a record $3.0 billion, up 12% from the first quarter of 2024. Organic sales were up 13%, which was partially offset by 1% from negative currency translation. Operating profits were a first quarter record $904 million, up 15% over the first quarter of 2024. Operating margins were a first quarter record 30.0%, up 80 basis points over the first quarter of 2024.

The twelve-month rolling average of orders in the first quarter was down 4% organically and up 4% on a rolling 12-month basis, excluding one large multi-year data center order in the first quarter of 2024. Backlog at the end of March remained strong, up 6% organically over March 2024.

Sales for the Electrical Global segment were a quarterly record $1.6 billion, up 7% from the first quarter of 2024. Organic sales were up 9%, which was partially offset by 2% from negative currency translation. Operating profits were a first quarter record $300 million, up 9% over the first quarter of 2024. Operating margins in the quarter were 18.6%, up 30 basis points over the first quarter of 2024.

The twelve-month rolling average of orders in the first quarter was flat organically. Backlog at the end of March was up 5% organically over March 2024.

On a rolling twelve-month basis, the book-to-bill ratio for the Electrical businesses remained greater than 1.0.

Aerospace segment sales were a record $979 million, up 12% from the first quarter of 2024. Organic sales were up 13%, which was partially offset by 1% from negative currency translation. Operating profits were a first quarter record $226 million, up 12% over the first quarter of 2024, and operating margins in the quarter were 23.1%, a first quarter record.

The twelve-month rolling average of orders in the first quarter was up 14% organically. The backlog at the end of March was up 16% organically over March 2024. On a rolling twelve-month basis, the book-to-bill ratio for the Aerospace segment remained strong at 1.1.

The Vehicle segment posted sales of $617 million, down 15% from the first quarter of 2024, driven by organic sales decline of 11% and negative currency translation of 4%. Operating profits were $96 million and operating margins in the quarter were 15.5%.

eMobility segment sales were a first quarter record $162 million, up 2% over the first quarter of 2024. Organic sales were up 3%, which was partially offset by 1% from negative currency translation. The segment recorded an operating loss of $4 million due to launch costs incurred related to new programs expected to ramp up over the upcoming quarters.

Eaton is an intelligent power management company dedicated to protecting the environment and improving the quality of life for people everywhere. We make products for the data center, utility, industrial, commercial, machine building, residential, aerospace and mobility markets. We are guided by our commitment to do business right, to operate sustainably and to help our customers manage power ─ today and well into the future. By capitalizing on the global growth trends of electrification and digitalization, we’re helping to solve the world’s most urgent power management challenges and building a more sustainable society for people today and generations to come.

Founded in 1911, Eaton has continuously evolved to meet the changing and expanding needs of our stakeholders. With revenues of nearly $25 billion in 2024, the company serves customers in more than 160 countries. For more information, visit www.eaton.com. Follow us on LinkedIn.

Notice of conference call: Eaton’s conference call to discuss its first quarter results is available to all interested parties today as a live audio webcast at 11 a.m. United States Eastern time via a link on Eaton’s home page. This news release can be accessed under its headline on the home page. Also available on the website before the call will be a presentation on first quarter results, which will be covered during the call.

This news release contains forward-looking statements concerning second quarter and full year 2025 earnings per share, adjusted earnings per share, organic growth and segment margins; as well as anticipated multi-year restructuring program charges and savings. These statements should be used with caution and are subject to various risks and uncertainties, many of which are outside the company’s control. The following factors could cause actual results to differ materially from those in the forward-looking statements: a global pandemic; geopolitical tensions or war, unanticipated changes in the markets for the company’s business segments; unanticipated downturns in business relationships with customers or their purchases from us; competitive pressures on sales and pricing; supply chain disruptions, unanticipated changes in the cost of material, labor, and other production costs, or unexpected costs that cannot be recouped in product pricing; the introduction of competing technologies; unexpected technical or marketing difficulties; unexpected claims, charges, litigation or dispute resolutions; strikes or other labor unrest at Eaton or at our customers or suppliers; natural disasters; the performance of recent acquisitions; unanticipated difficulties completing or integrating acquisitions; new laws and governmental regulations; interest rate changes; changes in tax laws or tax regulations; stock market and currency fluctuations; and unanticipated deterioration of economic and financial conditions in the United States and around the world. We do not assume any obligation to update these forward-looking statements.

Our guidance reflects the expected impacts of announced tariff rates as of April 28, 2025, and assumes the current 90-day pause on reciprocal tariffs are maintained through the end of the year. For purposes of this earnings release and accompanying information, tariff rates on April 28, 2025, include, but are not limited to existing Chapter 1-97 tariffs; Section 301 tariffs; IEEPA tariffs (20% China; 25% Mexico and Canada; 0% USMCA); Section 232 Steel, Aluminum and derivative tariffs (25%); Reciprocal tariffs (125% China; 10% Rest of World; and exceptions for Section 232 and Mexico and Canada goods).

Financial Results

The company’s comparative financial results for the three months ended March 31, 2025, are available on the company’s website, www.eaton.com.

EATON CORPORATION plc
CONSOLIDATED STATEMENTS OF INCOME

	Three months ended March 31

(In millions except for per share data)	2025	2024
Net sales	$6,377	$5,943

Cost of products sold	3,930	3,725
Selling and administrative expense	1,048	1,025
Research and development expense	198	189
Interest expense - net	33	30
Other income - net	(9)	(26)
Income before income taxes	1,177	1,001
Income tax expense	212	179
Net income	965	822
Less net income for noncontrolling interests	(1)	(1)
Net income attributable to Eaton ordinary shareholders	$964	$821

Net income per share attributable to Eaton ordinary shareholders
Diluted	$2.45	$2.04
Basic	2.46	2.05

Weighted-average number of ordinary shares outstanding
Diluted	393.6	401.9
Basic	392.2	399.9

Reconciliation of net income attributable to Eaton ordinary shareholders to adjusted earnings
Net income attributable to Eaton ordinary shareholders	$964	$821
Excluding acquisition and divestiture charges, after-tax	8	13
Excluding restructuring program charges, after-tax	14	49
Excluding intangible asset amortization expense, after-tax	84	84
Adjusted earnings	$1,070	$966

Net income per share attributable to Eaton ordinary shareholders - diluted	$2.45	$2.04
Excluding per share impact of acquisition and divestiture charges, after-tax	0.02	0.03
Excluding per share impact of restructuring program charges, after-tax	0.04	0.12
Excluding per share impact of intangible asset amortization expense, after-tax	0.21	0.21
Adjusted earnings per ordinary share	$2.72	$2.40
See accompanying notes.

EATON CORPORATION plc
BUSINESS SEGMENT INFORMATION

	Three months ended March 31

(In millions)	2025	2024
Net sales
Electrical Americas	$3,010	$2,690
Electrical Global	1,610	1,500
Aerospace	979	871
Vehicle	617	724
eMobility	162	158
Total net sales	$6,377	$5,943

Segment operating profit (loss)
Electrical Americas	$904	$785
Electrical Global	300	274
Aerospace	226	201
Vehicle	96	116
eMobility	(4)	(4)
Total segment operating profit	1,522	1,371

Corporate
Intangible asset amortization expense	(106)	(106)
Interest expense - net	(33)	(30)
Pension and other postretirement benefits income	5	12
Restructuring program charges	(18)	(63)
Other expense - net	(193)	(184)
Income before income taxes	1,177	1,001
Income tax expense	212	179
Net income	965	822
Less net income for noncontrolling interests	(1)	(1)
Net income attributable to Eaton ordinary shareholders	$964	$821
See accompanying notes.

EATON CORPORATION plc
CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)	March 31, 2025	December 31, 2024
Assets
Current assets
Cash	$1,777	$555
Short-term investments	162	1,525
Accounts receivable - net	5,094	4,619
Inventory	4,392	4,227
Prepaid expenses and other current assets	1,009	874
Total current assets	12,434	11,801

Property, plant and equipment	3,765	3,729

Other noncurrent assets
Goodwill	14,851	14,713
Other intangible assets	4,586	4,658
Operating lease assets	813	806
Deferred income taxes	609	609
Other assets	2,148	2,066
Total assets	$39,206	$38,381

Liabilities and shareholders’ equity
Current liabilities
Short-term debt	$805	$—
Current portion of long-term debt	1,666	674
Accounts payable	3,654	3,678
Accrued compensation	489	670
Other current liabilities	2,908	2,835
Total current liabilities	9,522	7,857

Noncurrent liabilities
Long-term debt	7,609	8,478
Pension liabilities	733	741
Other postretirement benefits liabilities	162	164
Operating lease liabilities	669	669
Deferred income taxes	267	275
Other noncurrent liabilities	1,696	1,667
Total noncurrent liabilities	11,136	11,994

Shareholders’ equity
Eaton shareholders’ equity	18,506	18,488
Noncontrolling interests	41	43
Total equity	18,547	18,531
Total liabilities and equity	$39,206	$38,381

See accompanying notes.

EATON CORPORATION plc
NOTES TO THE FIRST QUARTER 2025 EARNINGS RELEASE
Amounts are in millions of dollars unless indicated otherwise (per share data assume dilution). Columns and rows may not add and the sum of components may not equal total amounts reported due to rounding.

Note 1. NON-GAAP FINANCIAL INFORMATION
This earnings release includes certain non-GAAP financial measures. These financial measures include adjusted earnings, adjusted earnings per ordinary share, and free cash flow, each of which differs from the most directly comparable measure calculated in accordance with generally accepted accounting principles (GAAP). A reconciliation of each of these financial measures to the most directly comparable GAAP measure is included in this earnings release. Management believes that these financial measures are useful to investors because they provide additional meaningful financial information that should be considered when assessing our business performance and trends, and they allow investors to more easily compare Eaton Corporation plc's (Eaton or the Company) financial performance period to period. Management uses this information in monitoring and evaluating the on-going performance of Eaton and each business segment.
The Company's second quarter and full year net income per ordinary share and adjusted earnings per ordinary share guidance for 2025 is as follows:

	Three months ended June 30, 2025	Year ended December 31, 2025
Net income per share attributable to Eaton ordinary shareholders - diluted	$2.35 - $2.45	$10.29 - $10.69
Excluding per share impact of acquisition and divestiture charges, after tax	0.13	0.24
Excluding per share impact of restructuring program charges, after tax	0.11	0.29
Excluding per share impact of intangible asset amortization expense, after tax	0.26	0.98
Adjusted earnings per ordinary share	$2.85 - $2.95	$11.80 - $12.20
A reconciliation of net income attributable to Eaton ordinary shareholders per share to adjusted earnings per ordinary share is as follows:

Year ended December 31, 2024
Net income per share attributable to Eaton ordinary shareholders - diluted	$9.50
Excluding per share impact of acquisition and divestiture charges, after tax	0.06
Excluding per share impact of restructuring program charges, after tax	0.40
Excluding per share impact of intangible asset amortization expense, after tax	0.84
Adjusted earnings per ordinary share	$10.80
A reconciliation of operating cash flow to free cash flow is as follows:

(In millions)	Three months ended March 31 2025
Operating cash flow	$238
Capital expenditures for property, plant and equipment	(147)
Free cash flow	$91

Note 2. ACQUISITIONS OF BUSINESSES
Acquisition of Exertherm
On May 20, 2024, Eaton acquired Exertherm, a U.K.-based provider of thermal monitoring solutions for electrical equipment. Exertherm is reported within the Electrical Americas business segment.
Acquisition of a 49% stake in NordicEPOD AS
On May 31, 2024, Eaton acquired a 49 percent stake in NordicEPOD AS, which designs and assembles standardized power modules for data centers in the Nordic region. Eaton accounts for this investment on the equity method of accounting and it is reported within the Electrical Global business segment.
Acquisition of Fibrebond Corporation
On April 1, 2025, Eaton acquired Fibrebond Corporation (Fibrebond) for $1.45 billion, net of cash acquired. Fibrebond is a U.S. based designer and builder of pre-integrated modular power enclosures for data center, industrial, utility and communications customers. Fibrebond had sales of approximately $378 million for the twelve months ended February 28, 2025 and will be reported within the Electrical Americas business segment.

Note 3. ACQUISITION AND DIVESTITURE CHARGES
Eaton incurs integration charges and transaction costs to acquire and integrate businesses, and transaction, separation and other costs to divest and exit businesses. Eaton also recognizes gains and losses on the sale of businesses. A summary of these Corporate items is as follows:

	Three months ended March 31
(In millions except for per share data)	2025	2024
Acquisition integration, divestiture charges and transaction costs	$10	$17
Income tax benefit	2	4
Total after income taxes	$8	$13
Per ordinary share - diluted	$0.02	$0.03
Acquisition integration, divestiture charges and transaction costs in 2025 are primarily related to the acquisitions of Fibrebond and Exertherm, transactions completed prior to 2023, and other charges to acquire and exit businesses. Acquisition integration, divestiture charges and transaction costs in 2024 are primarily related to acquisitions completed prior to 2023, and include other charges and income to acquire and exit businesses. These charges were included in Cost of products sold, Selling and administrative expense, Research and development expense, or Other income - net. In Business Segment Information, the charges were included in Other expense - net.

Note 4. RESTRUCTURING CHARGES
During the first quarter of 2024, Eaton implemented a multi-year restructuring program to accelerate opportunities to optimize its operations and global support structure. These actions will better align the Company's functions to support anticipated growth and drive greater effectiveness throughout the Company. Since the inception of the program, the Company has incurred charges of $220 million. This restructuring program is expected to be completed in 2026 and is expected to incur additional expenses related to workforce reductions of $171 million and plant closing and other costs of $84 million, resulting in total estimated charges of $475 million for the entire program. The Company expects mature year benefits of $375 million when the multi-year program is fully implemented.
A summary of restructuring program charges is as follows:

	Three months ended March 31
(In millions except for per share data)	2025	2024
Workforce reductions	$13	$59
Plant closing and other	6	4
Total before income taxes	18	63
Income tax benefit	4	14
Total after income taxes	$14	$49
Per ordinary share - diluted	$0.04	$0.12
Restructuring program charges related to the following segments:

	Three months ended March 31
(In millions)	2025	2024
Electrical Americas	$1	$7
Electrical Global	14	24
Aerospace	—	8
Vehicle	2	24
eMobility	1	—
Corporate	1	—
Total	$18	$63
These restructuring program charges were included in Cost of products sold, Selling and administrative expense, Research and development expense, or Other income - net, as appropriate. In Business Segment Information, these restructuring program charges are treated as Corporate items.

Note 5. INTANGIBLE ASSET AMORTIZATION EXPENSE
Intangible asset amortization expense is as follows:

	Three months ended March 31
(In millions except for per share data)	2025	2024
Intangible asset amortization expense	$106	$106
Income tax benefit	22	23
Total after income taxes	$84	$84
Per ordinary share - diluted	$0.21	$0.21

Contacts

Eaton Corporation plc
Jennifer Tolhurst
Media Relations
+1 (440) 523-4006
jennifertolhurst@eaton.com

Yan Jin
Investor Relations
+1 (440) 523-7558